Exhibit 99.1

LETTER OF TRANSMITTAL

to Tender for Exchange

5.00% Fixed-to-Floating Rate Subordinated Notes due 2032

of

NORTHFIELD BANCORP, INC.

Pursuant to the Prospectus Dated [•], 2022

THE EXCHANGE OFFER DESCRIBED HEREIN WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON [•], 2022, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

The exchange agent for the Exchange Offer is:

UMB BANK, N.A.

Deliver to:

By Hand, Overnight Delivery or Mail	By Facsimile Transmission
(Registered or Certified Mail Recommended):	(for eligible institutions only):
UMB Bank, N.A.
5555 San Felipe Street, Suite 870	(713) 300-0587
Houston, Texas 77056	Attn: Corporate Trust Officer/Mauri Cowen
Attn.: Corporate Trust Officer/Mauri Cowen

For any questions regarding this letter of transmittal or for any additional information, you may contact the exchange agent by calling (713) 300-0587 or emailing Mauri.Cowen@umb.com.

The undersigned hereby acknowledges receipt of the prospectus, dated [•], 2022 (as it may be amended or supplemented from time to time, the “Prospectus”), of Northfield Bancorp, Inc., a Delaware corporation (the “Company”), which, together with this letter of transmittal, constitute the Company’s offer to exchange (the “Exchange Offer”) up to $62,000,000 aggregate principal amount of its new 5.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (CUSIP No.: 66611T AC2) (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 5.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (CUSIP No.: 66611T AA6) (the “Old Notes”). Old Notes may be tendered only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

PLEASE READ THE INSTRUCTIONS SET FORTH BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

This Letter of Transmittal is to be completed by all beneficial owners of Old Notes wishing to participate in the Exchange Offer. There is no procedure for guaranteed late delivery of the Old Notes in connection with the Exchange Offer.

The Exchange Offer is not being directed to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Notes described in Box I (Description of Old Notes). The undersigned is the beneficial owner of all the Old Notes.  Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as its true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as the agent of the Company and as trustee under the indenture relating to the Old Notes) with respect to such Old Notes tendered herewith, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the withdrawal rights described in the Prospectus, to (1) deliver certificates representing such Old Notes tendered herewith, or transfer ownership of such Old Notes, on the account books maintained by the Depository Trust Company (“DTC”), and to deliver all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by the exchange agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of such Old Notes for exchange pursuant to the Exchange Offer, (2) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes tendered herewith, all in accordance with the terms and conditions of the Exchange Offer, and (3) present such Old Notes tendered herewith for transfer, and transfer such Old Notes, on the relevant security register or account books.

The undersigned hereby represents and warrants that the undersigned (1) owns the Old Notes tendered and is entitled to tender such Old Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such Old Notes tendered herewith, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the Old Notes tendered herewith, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of Old Notes tendered herewith or to transfer ownership of such notes on the relevant security register or account books maintained by DTC. The undersigned expressly agrees to all of the terms of the Exchange Offer, as described in the Prospectus and this letter of transmittal.

Tenders of the Old Notes pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes” and in the instructions to this letter of transmittal will, upon the Company’s acceptance of the Old Notes tendered herewith for exchange, constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when and if the Company has given oral or written notice to the exchange agent of its acceptance of such Old Notes.

The Exchange Offer is subject to the conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived, in whole or in part, by the Company in its absolute discretion) as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered herewith and, in such event, the Old Notes not exchanged will be returned to the undersigned after the expiration or termination of the Exchange Offer.

The undersigned hereby represents and warrants that:

(1)	the undersigned (or any beneficial owner of the Old Notes) is acquiring the New Notes in the ordinary course of business of the undersigned (or such other beneficial owner);

(2)
neither the undersigned nor any beneficial owner is engaged in, intends to engage in or has any arrangement or understanding with any person to engage or participate in, a distribution of the New Notes within the meaning of federal securities laws, rules and regulations;

(3)	neither the undersigned nor any beneficial owner has any arrangement or understanding with any person or entity to participate in a distribution of the New Notes;
(4)
neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined in Rule 405 promulgated under the Securities Act, of the Company. Upon request by the Company, the undersigned or such beneficial owner will deliver to the Company a legal opinion confirming it is not such an affiliate;

(5)
the undersigned and each beneficial owner acknowledges and agrees that any person that is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing any New Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of any New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the U.S. Securities and Exchange Commission (the “SEC”) set forth in certain “no-action” letters pursuant to which the Exchange Offer is being conducted;

(6)
neither the undersigned nor any beneficial owner is a broker-dealer holding Old Notes for its own account that were not acquired as a result of market-making or other trading activities (a “participating broker-dealer”);

(7)
a secondary resale transaction described in clause (5) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act or the SEC; and

(8)	the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations.

If the undersigned is not a broker-dealer, the undersigned additionally represents that it is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in, a distribution of New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it additionally represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes pursuant to the Exchange Offer and satisfy any applicable prospectus delivery requirements; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a participating broker-dealer, it may not exchange Old Notes pursuant to the Exchange Offer.

The undersigned acknowledges that the Exchange Offer is being conducted in reliance on interpretations of the Securities Act by the staff of the SEC, as set forth in “no-action” letters issued to third parties, that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with the Company or any other person to participate in the distribution (within the meaning of the Securities Act) of such New Notes.

Any holder who is an affiliate of the Company, who does not acquire the New Notes in the ordinary course of business, who participates in or intends to participate in the Exchange Offer for the purpose of, or with a view to, distributing the New Notes or is a broker-dealer registered under the Exchange Act who purchased the Old Notes directly from the Company (1) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned “no-action” letters, (2) will not be able to tender its Old Notes in the Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes, and be identified as an underwriter in the Prospectus. The undersigned acknowledges that the Company has not sought or received its own “no-action” letter from the staff of the SEC with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned further acknowledges that the Company may rely upon each of the representations and covenants in this letter of transmittal for purposes of the Exchange Offer.

All authority conferred or agreed to be conferred in this letter of transmittal shall not be affected by, and shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Tendered Old Notes may be withdrawn at any time before 5:00 p.m., Eastern Time on [•] 2022, or such later date or time to which the Company may extend the Exchange Offer.

New Notes and Old Notes not tendered or accepted for exchange will be issued in the name of the undersigned. Similarly, New Notes and Old Notes not tendered or accepted for exchange will be delivered, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, after the expiration or termination of the Exchange Offer.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes are registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) bear a different CUSIP number from the Old Notes; (3) are generally not subject to transfer restrictions; (4) are not entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes or otherwise; and (5) because holders of the New Notes are not entitled to registration rights, holders of the New Notes do not have the right to additional interest under the circumstances described in that registration rights agreement relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issuance. Interest on the Old Notes accepted for exchange will cease to accrue upon the issuance of the New Notes. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus and in the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

By crediting the Old Notes to the exchange agent’s account at DTC using DTC’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer, the DTC participant confirms and agrees to be bound by, on behalf of itself and the beneficial owners of such Old Notes, all provisions of this letter of transmittal (including all acknowledgements, representations and warranties contained herein) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the exchange agent.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
BEFORE COMPLETING ANY BOX BELOW.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I DESCRIPTION OF OLD NOTES
Name(s) and Address(es) of Registered Holder(s)		Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)*	Aggregate Principal Amount Tendered**

Total:

*	Need not be completed by book-entry holders.
**
Tenders of the Old Note(s) must be in a minimum principal amount of US$100,000 or an integral multiple of US$1,000 in excess thereof. Unless otherwise indicated in this column, a beneficial owner will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. See Instruction 2.

BOX II SIGNATURE (See Instructions 1 and 3)

_______________________________________________________	______	2022
_______________________________________________________	______	2022
_______________________________________________________	______	2022
Signatures by Tendering Beneficial Owners	Date
_______________________________________________________	______
Telephone Number(s)

For any Old Notes being tendered, this Letter of Transmittal must be signed by the beneficial owner(s) as the name(s) appear(s) on the certificate(s) / book-entry(ies) for the Old Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act. See Instruction 3.

Name(s)
(Please Type or Print)
Capacity(ies)

Address(es)
(Including Zip Code)
Telephone Number(s)

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

Instruction 1: Delivery of this Letter of Transmittal and Tendered Notes. A beneficial owner of Old Notes may tender the same by (i) properly completing and signing this Letter of Transmittal and delivering the same, together with the certificate or certificates, if applicable, representing the Old Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the exchange agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below.

Beneficial owners of Old Notes may tender Old Notes by book-entry transfer by crediting the Old Notes to the exchange agent’s account at DTC in accordance with ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer. To the extent any procedural terms herein conflict with the ATOP procedures, the ATOP procedures will govern. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the exchange agent for its acceptance in which the beneficial owner of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including any representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the exchange agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

Instruction 2: Partial Tenders. Tendered Notes must be in a minimum principal amount of $100,000 or an integral multiple of $1,000 in excess thereof. If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of Old Notes held by the tendering beneficial owner is not tendered for exchange, then untendered Old Notes will be issued in accordance with ATOP procedures for Old Notes issued in global form and will be issued in global form for Old Notes issued in definitive form.

Instruction 3: Signatures on this Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Instruction 4: Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. The tendering beneficial owner, however, will be required to pay any transfer taxes, whether imposed on the beneficial owner or any other person, if:

•	Tendered Notes are to be issued in the name of any person other than the registered or beneficial holder of the Tendered Notes so exchanged;

•	Tendered Notes are registered in the name of any person other than DTC (for Old Notes held in global form) or the undersigned (for Old Notes held in definitive form); or
•	a transfer tax is imposed for any reason other than the exchange of Tendered Notes under the Exchange Offer.

If satisfactory evidence of payment of transfer taxes, if applicable per the above, is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering beneficial owner.

Instruction 5: Important Tax Information. Under U.S. federal income tax law, a beneficial owner of New Notes may be subject to backup withholding on reportable payments received in respect of the New Notes unless the beneficial owner provides the exchange agent with its correct taxpayer identification number (“TIN”) and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is included herein, or otherwise establishes an exemption. If the exchange agent is not provided with the correct TIN or an adequate basis for an exemption, a beneficial owner may be subject to a penalty imposed by the IRS, and backup withholding may apply to any reportable payments made to such beneficial owner. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

To prevent backup withholding on reportable payments in respect of the New Notes, each beneficial owner that is a U.S. person for U.S. federal income tax purposes must provide such beneficial owner’s correct TIN by completing the enclosed IRS Form W-9, certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that the beneficial owner is awaiting a TIN), (ii) the beneficial owner is not subject to backup withholding because (x) the beneficial owner is exempt from backup withholding, (y) the beneficial owner has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the beneficial owner that he or she is no longer subject to backup withholding, (iii) the beneficial owner is a U.S. person for U.S. federal income tax purposes (including a U.S. resident alien), and (iv) the FATCA code entered on the IRS Form W-9, if any, to indicate that the beneficial owner is exempt from FATCA reporting, is correct.

Certain beneficial owner (including, among others, corporations and certain non-U.S. persons) are not subject to backup withholding. Exempt U.S. beneficial owner should indicate their exempt status on IRS Form W-9 by entering the appropriate exempt payee code. Please see the instructions to the enclosed IRS Form W-9 for more detailed information about how to complete the IRS Form W-9, including information regarding the exempt payee codes.

A non-U.S. beneficial owner may qualify as an exempt recipient by submitting to the exchange agent a properly completed IRS Form W-8BEN or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to that beneficial owner’s exempt status. Non-U.S. beneficial owners are urged to consult with their tax advisors to determine which IRS Form W-8 is appropriate. The applicable IRS Form W-8 can be obtained from the exchange agent or the IRS website at www.irs.gov.

Instructions 6: Waiver of Conditions. The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

Instruction 7: No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All beneficial owners of Tendered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Tendered Notes for exchange.

Instruction 8: Mutilated, Lost, Stolen or Destroyed Old Notes. Any beneficial owner whose Old Notes have been mutilated, lost, stolen or destroyed should contact the exchange agent at the address set forth on the front cover hereof for further instructions.

Instruction 9: Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will, subject to applicable law, be final and binding. The Company reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will, subject to applicable law, be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as the Company shall determine. Although the Company (or the exchange agent on behalf of the Company) intends to notify registered holders and beneficial owners of defects or irregularities with respect to tenders of Tendered Notes, neither the Company, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured by the applicable registered holder(s) or beneficial owner(s) or waived by the Company. Any Tendered Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering beneficial owners, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.

Instruction 10: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given written notice thereof to the exchange agent. If any Tendered Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Notes, if in definitive form, will be returned in accordance with the exchange agent’s procedures, or if in global form, will be returned in accordance with ATOP procedures. Unexchanged Tendered Notes represented by book-entry(ies) will remain on the books of the Company in their initial form.

Instruction 11: Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the exchange agent at the address and email set forth on the front cover hereof.

IMPORTANT: BY USING DTC’S ATOP PROCEDURES TO TENDER AND EXCHANGE OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.